Exhibit 99.1

NYSE: ONB
OLD NATIONAL BANCORP ANNOUNCES PRICING
OF COMMON STOCK OFFERING
Contacts:
Old National Bancorp:	Financial Community: Lynell J. Walton — (812) 464-1366 Media Relations: Kathy A. Schoettlin — (812) 465-7269
EVANSVILLE, IN — (September 22, 2009) Old National Bancorp (NYSE: ONB), the holding company for Old National Bank, today announced that it priced a public offering of 18 million shares of common stock at $10 per share. The 18 million shares represent an increase in the size of the offering from that announced on September 21, 2009.
The underwriters will have a 30-day option to purchase up to an additional 2.7 million shares of common stock from the Company to cover over-allotments. Sandler O’Neill & Partners, L.P. acted as the sole book-running manager. Keefe, Bruyette & Woods, Inc. and SunTrust Robinson Humphrey, Inc. were co-managers.
The Company estimates the net proceeds from the offering will be approximately $171 million after deducting underwriting discounts and commissions (or approximately $196.6 million if the underwriters exercise their over-allotment option in full), before deductions for other transaction expenses.
The Company intends to use the net proceeds for general corporate purposes and to support ongoing and future anticipated growth, which may include opportunistic acquisitions of other financial institutions, possibly including acquisitions of assets and liabilities of failed or distressed financial institutions in FDIC-sponsored or assisted transactions. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective (Registration No. 333-151499).
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Offers may be made only by means of a prospectus and a related prospectus supplement. Copies of a prospectus and the related prospectus supplement with respect to this offering may be obtained from Sandler O’Neill & Partners, L.P., 919 Third Avenue, 6th Floor, New York, NY 10022, Attention: Syndicate Department 1.866.805.4128.
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About Old National Bancorp
Old National Bancorp, with $8.0 billion in assets, is a financial holding company headquartered in Indiana. Old National Bank, its banking subsidiary, is focused on community banking in its primary footprint in Indiana, eastern and southeastern Illinois, and central and western Kentucky. Old National Bancorp also owns financial services companies that provide services to supplement its banking business, including fiduciary and wealth management services, insurance and other financial services.

Forward-Looking Statement
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National Bancorp’s financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to, market, economic, operational, liquidity, credit and interest rate risks associated with Old National Bancorp’s business, competition, government legislation and policies, ability of Old National Bancorp to execute its business plan, including acquisition plans, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of our internal controls, failure or disruption of our information systems, significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National Bancorp undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.
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